  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): April 30, 2009

EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15225 N. 49th Street, Scottsdale, AZ	85254
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 472-3298

1325 Airmotive Way, Suite 276, Reno, NV   89502
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2009, the Board of Directors of El Capitan Precious Minerals, Inc. (the “Company” or “ECPN”) terminated Kenneth P. Pavlich and R. William Wilson, as Chief Executive Officer and Chief Financial Officer, respectively, and appointed Charles C. Mottley as Chief Executive Officer and Stephen Antol as Chief Financial Officer.

Mr. Antol was our Chief Financial Officer from November 2004 to May 2007. For the past two years and from late 1992 through November 2004, Mr. Antol rendered services as a consultant chief financial officer for a number of small and medium size businesses requiring technical expertise on a limited or recurring basis. From 1990 to 1992, Mr. Antol served as Chief Financial Officer of Lou Register Furniture, a fine furniture retailer located in Phoenix, Arizona. From 1987 to 1989, Mr. Antol served as Director of Finance for F.S. Inc. (dba Audio Express and Country House Furniture), a retailer of furniture and stereo equipment in four southwestern states. From 1975 to 1987, Mr. Antol worked for Giant Industries, Inc., an independent refiner and marketer of petroleum products, in such capacities as Corporate Controller and Corporate Treasurer. Mr. Antol received a Bachelor of Arts degree from Michigan State University in 1968, and became a licensed Certified Public Accountant in 1970. He no longer practices as a licensed CPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

Date: May 6, 2009	By:	/s/ Charles C. Mottley
Charles C. Mottley
Chief Executive Officer